Amendment #1 to Consulting Agreement

This amendment, dated as of August 12, 2010 and effective as of July 29, 2010 ("Amendment"), amends the consulting agreement ("Agreement") between Radiant Oil and Gas, Inc. ("Company") and Lighthouse Capital, Ltd. ("LCL") concerning investor relations services rendered to the Company.

WHEREAS, the parties entered into the Agreement in anticipation of LCL providing investor relations services for the Company after the Company acquired Jurasin Oil & Gas, Inc. ("Jurasin") in a stock-for-stock reorganization ("Reorganization"), with the understanding that (i) the Agreement would only be effective upon the closing of the Reorganization and (ii) the number of shares of Company common stock to be issued to LCL would equal 4.9% upon the closing of the Reorganization.

WHEREAS, the parties executed the Agreement believing that 2,350,000 shares of Company common stock would equal 4.9% of the issued and outstanding shares upon closing of the Reorganization.

WHEREAS, 1,086,409 shares of Company common stock equals 4.9% of the issued and outstanding shares of Company common stock upon closing of the Reorganization.

WHEREAS, the parties desire to enter into this Amendment to reflect the original agreement between the parties relating to LCL's compensation under the Agreement.

WHEREAS, the parties also agree that there will be no piggyback registration rights with respect to such shares of common stock issued pursuant to the Agreement or the Amendment.

NOW, THEREFORE, BE IT RESOLVED, for good and valuable consideration, including without limitation the fact that the Agreement would be void due to a mutual mistake between the parties executing such Agreement, the receipt and sufficiency of such consideration being hereby acknowledged and agreed, the parties hereby desire to enter into this Amendment.

1. The terms and conditions of the Agreement remain in full force and effect except for Section 2.A. of the Agreement, which is hereby amended and restated in its entirety as follows:

> Within 10 business days of the execution of this Agreement, the Company will issue to LCL 1,086,409 shares of common stock (543,204 shares of common stock after the Company effects its contemplated 1 for 2 reverse split) as payment in full for the services to be provided by LCL to the Company during the term of this Agreement. Such shares will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances.

2. LCL hereby represents and warrants to the Company as follows, with the understanding that the Company has relied on these representations in connection with the execution of this Agreement;

   (a) Neither LCL nor any of its officers, directors or shareholders (or family members or relatives) was involved in (i) negotiating, organizing or founding the Company or Jurasin, (ii) in connection with initiating and negotiating the Reorganization of Jurasin into the Company or (iii) in connection with providing any financing to the Company or Jurasin.

(b) Neither LCL nor any of its officers, directors or shareholders (or any family member or relative of any of these parties): (i) own any securities in the Company or have any beneficial ownership interest in, the power to vote, or the power to invest or dispose of any shares of Company common stock, other than the shares of common stock being issued pursuant to this Amendment; and (ii) own any option, derivative security, right or have any agreement (verbal or written) to acquire Company securities from the Company or any current shareholder of the Company, other than the shares of common stock being issued pursuant to this Amendment.

(c) Neither LCL or any of its officers, directors or shareholders are subject to any order, judgment or decree of any court which currently enjoin them from entering into the Amendment or Agreement and providing the services contemplated therein.

(d) Neither LCL or any of its officers, directors or shareholders is subject to any order, judgment or decree of any federal or state authority barring, suspending or otherwise limiting their right to engage in any activity described in the Agreement or Amendment.

4. The parties hereby acknowledge that no registration rights have been granted by the Company to LCL.

When countersigned in the spaces provided on the last page, this document shall serve as our agreement, as detailed below. Therefore, the Agreement contains the full and complete understanding between the parties and supersedes all prior understandings. It is further understood/agreed (when countersigned) that this Agreement may not be altered, modified or changed in any way without the expressed written consent of both parties.

8/12/10

Carl Caserta
President
Lighthouse Capital Ltd.

John Jurasin
CEO
Radiant Oil and Gas, Inc.